SOCIETY PASS (SOPA) ANNOUNCES PRICING OF US$10 MILLION UNDERWRITTEN PUBLIC OFFERING

Singapore, Feb. 08, 2022 (GLOBE NEWSWIRE) -- Society Pass Incorporated (Nasdaq: SOPA) (“SoPa” or the “Company”), a leading Southeast Asian data-driven loyalty platform, today announced the pricing of its underwritten public offering of 3,030,300 shares of common stock and accompanying warrants to purchase up to 3,030,300 shares of common stock. Each share of common stock is being sold together with one warrant at a combined purchase price of US$3.30. The warrants will be immediately exercisable at a price of US$3.30 per share and will expire five years from the date of issuance. The shares of common stock and accompanying warrants can only be purchased together in the offering, but will be issued separately and will be immediately separable upon issuance. The warrants will not be listed on any exchange. Gross proceeds, before deducting underwriting discounts and commissions and estimated offering expenses, are expected to be approximately US$10 million.

The Company has granted the underwriters a 45-day option to purchase up to 454,545 additional shares of common stock and/or additional warrants to purchase up to an additional 454,545 shares of common stock at the public offering price to cover over-allotments, if any. The offering is expected to close on February 11, 2022, subject to customary closing conditions.

Maxim Group LLC is acting as sole book-running manager for the offering.

A registration statement relating to the Shares was declared effective by the SEC on February 8, 2022. The offering is being made only by means of a prospectus, copies of which may be obtained by contacting Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, New York 10022. Copies of the registration statement can be accessed through the SEC's website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Society Pass

SoPa’s customer loyalty and analytics platform has onboarded hundreds of thousands of registered consumers. SoPa provides merchants with SoPa.asia – an online commerce platform for users, alongside with #HOTTAB Biz – a convenient order management app for business partners on SoPa.asia, and #HOTTAB POS – a specialized POS technology solution, a comprehensive system for payment, loyal customer management, user’s profile analytics, and convenient financial support packages for small and medium-sized enterprises. All tools offered above will allow businesses to attract and retain customers through personalized interaction based on analytics with a high profit margin. SoPa also operates www.leflair.com, Vietnam’s leading lifestyle e-commerce platform.

For more information, please check out: http://thesocietypass.com/

Forward-Looking Statements

The information contained herein may contain “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements include, but are not limited to, statements contained in this press release relating to the view of management of the Company concerning its business strategy, future operating results and liquidity and capital resources outlook. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company’s actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Contacts:

SoPa: Raynauld Liang, CFO

ray@thesocietypass.com

Investor Relations:

Jeff Ramson, CEO

PCG Advisory

jramson@pcgadvisory.com

(646) 863-6341